Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2013 with respect to the consolidated financial statements of Enogex LLC in the Registration Statement (Amendment No. 4 to Form S-1) of Enable Midstream Partners, LP.

/s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma

March 25, 2014